UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2009
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33402	72-1252405

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10001 Woodloch Forest Drive, Suite 610 The Woodlands, Texas	77380

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
(a) On September 24, 2009, the Board of Directors of Trico Marine Services, Inc. (the “Company”) approved the adoption of the Company’s Ninth Amended and Restated Bylaws (the “Bylaws”). The Bylaws amend the prior bylaws by, among other things:
•	replacing the majority voting standard in all elections with a majority voting standard in uncontested elections and a plurality voting standard in contested elections;
•	requiring incumbent directors to agree to resign if they fail to receive a majority of the votes cast in an uncontested election;
•	clarifying that stockholders need not be record holders to call a special meeting; and
•	revising certain governance provisions in a manner designed to ensure consistency with the obligations set forth in the Company’s certificate of incorporation.
The foregoing description of the provisions adopted by, and the provisions in the prior bylaws changed by, the Bylaws is qualified by reference to the Bylaws, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
3.1	Ninth Amended and Restated Bylaws

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 30, 2009

TRICO MARINE SERVICES, INC.
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Secretary, Chief Administrative Officer, Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Ninth Amended and Restated Bylaws